UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 24, 2009

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600 Los Angeles, California, 90071
(Address of principal executive offices, Zip Code)

(213) 223-2142
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

February 24, 2009

Item 1.01	Entry into a Material Definitive Agreement

The Company incorporates by reference the information contained in Item 5.02 of this filing.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2009, Innovative Card Technologies, Inc. (“Company”) filed a Current Report on Form 8-K disclosing the appointment of Rich Nathan (“Executive”) as the Company’s President and CEO.  As of November 17, 2008, the date of the appointment, the Company and Executive had not yet reached an agreement with regard to Executive’s employment and compensation.  On February 20, 2009, the Company and Executive completed negotiations and entered in into a written employment agreement that includes the following terms:

•	Start date of Monday, November 17, 2008;

•	Annual salary of $240,000 to be paid bi-weekly;

•	Grant of stock options to purchase 1,000,000 common shares at $0.10 per share (closing price on November 17, 2008, Executives start date);

•	Compensation committee to establish bonus pool equal to:

-	3% of increase in market capitalization occurring during first year of employment; and
-	2% of increase in market capitalization year after year for all periods thereafter,

and

•	Executive is being employed “At-Will” and will not be entitled to any severance upon termination.

The foregoing summary of Executive’s employment agreement is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibits 10.01 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

10.01	Employment Agreement of Mr. Richard Nathan dated February 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: February 24, 2009	By:	/s/ Richard Nathan
Richard Nathan
Chief Executive Officer